Exhibit (a)(19)


                           SCUDDER VALUE SERIES, INC.

                      ARTICLES OF AMENDMENT AND RESTATEMENT

         Scudder Value Series, Inc., a Maryland corporation (hereinafter called the "Corporation") registered as an open-end investment company under the Investment Company Act of 1940, as amended (the "Investment Company Act"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

                                      FIRST
                                      -----

         The Corporation desires to amend and restate its Charter as currently in effect pursuant to these Articles of Amendment and Restatement. These Articles of Amendment and Restatement set forth every Charter provision currently in effect.

                                     SECOND
                                     ------

         The Charter of the Corporation is hereby amended by striking in the entirety Articles FIRST through TENTH, inclusive, and by substituting in lieu thereof the following:

         "FIRST: The name of the Corporation is

                           SCUDDER VALUE SERIES, INC.

         SECOND: The purpose for which the Corporation is formed is to operate as an investment company and to exercise all of the powers and to do any and all of the things as fully and to the same extent as any other corporation incorporated under the laws of the State of Maryland, now or hereinafter in force, including, without limitation, the following:

         1. To purchase, hold, invest and reinvest in, sell, exchange, transfer, mortgage, and otherwise acquire and dispose of securities of every kind, character and description.

         2. To exercise all rights, powers and privileges with reference to or incident to ownership, use and enjoyment of any of such securities, including, but without limitation, the right, power and privilege to own, vote, hold, purchase, sell, negotiate, assign, exchange, transfer, mortgage, pledge or otherwise deal with, dispose of, use, exercise or enjoy any rights, title, interest, powers or privileges under or with reference to any, of such securities; and to do any and all acts and things for the preservation, protection, improvement and enhancement in value of any of such securities.

         3. To purchase or otherwise acquire, own, hold, sell, exchange, assign, transfer, mortgage, pledge or otherwise dispose of, property of all kinds.

         4. To buy, sell, mortgage, encumber, hold, own, exchange, rent or otherwise acquire and dispose of, and to develop, improve, manage, subdivide, and generally to deal and trade in real property, improved and unimproved, and wheresoever situate; and to build, erect, construct, alter and maintain buildings, structures, and other improvements on real property.

         5. To borrow or raise moneys for any of the purposes of the Corporation, and to mortgage or pledge the whole or any part of the property and franchises of the Corporation, real, personal, and mixed, tangible or intangible, and wheresoever situate.

         6. To enter into, make and perform contracts and undertakings of every kind for any lawful purpose, without limit as to amount.



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         7. To issue, purchase, sell and transfer, reacquire, hold, trade and deal in, to the extent permitted under the General Corporation Law of the State of Maryland, capital stock, bonds, debentures and other securities of the Corporation, from time to time, to such extent as the Board of Directors shall, consistent with the provisions of these Articles of Amendment and Restatement, determine; and to repurchase, re-acquire and redeem, to the extent permitted under the General Corporation Law of the State of Maryland, from time to time, the shares of its own capital stock, bonds, debentures and other securities.

         The foregoing clauses shall each be construed as purposes, objects and powers, and it is hereby expressly provided that the foregoing enumeration of specific purposes, objects and power shall not be held to limit or restrict in any manner the powers of the Corporation, and that they are in furtherance of, and in addition to, and not in limitation of, the general powers conferred upon the Corporation by the laws of the State of Maryland or otherwise; nor shall the enumeration of one thing be deemed to exclude another, although it be of like nature, not expressed.

         THIRD: The post office address of the principal office of the Corporation in the State of Maryland is:

         c/o The Corporation Trust, Incorporated
         300 East Lombard Street
         Baltimore, Maryland 21202

The name and post office address of the initial resident agent of the Corporation in the State of Maryland is:

         The Corporation Trust, Incorporated
         300 East Lombard Street
         Baltimore, Maryland 21202

         FOURTH: Capital Stock.

         1. Authorized Shares. The total number of shares of stock which the Corporation shall have authority to issue is Three Billion, Two-Hundred Million (3,200,000,000) shares of common stock, with a par value of one cent ($0.01) per share, to be known and designated as common stock. The aggregate par value of such common stock is Thirty Two Million Dollars ($32,000,000).

         2. Authorization of Stock Issuance. Subject to the provisions of these Articles of Amendment and Restatement, the Board of Directors shall have the power to issue shares of common stock of the Corporation from time to time, at a price not less than the par value thereof, or for such consideration as may be fixed from time to time pursuant to the direction of the Board of Directors.

         3. Power to Classify. Pursuant to Section 2-105 of the Maryland General Corporation Law (the "MGCL"), the Board of Directors of the Corporation shall have the power to classify or reclassify any unissued shares of common stock into one or more additional or other series or classes as may be established from time to time (subject to any applicable rule, regulation or order of the Securities and Exchange Commission or other applicable law or regulation) by setting or changing in any one or more respects the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications or terms and conditions of redemption of such shares of stock. Pursuant to the aforesaid power of the Board of Directors, the Corporation's three billion, two-hundred million (3,200,000,000) shares of common stock are designated and classified into three series with four or five classes as follows:



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                  (a) Scudder Contrarian Fund. Three hundred twenty million
(320,000,000) shares are classified as Scudder Contrarian Fund Class A Shares; three hundred twenty million (320,000,000) shares are classified as Scudder Contrarian Fund Class B Shares; eighty million (80,000,000) shares are classified as Scudder Contrarian Fund Class C Shares; and eighty million (80,000,000) shares are classified as Scudder Contrarian Fund Class I Shares;

                  (b) Scudder-Dreman High Return Equity Fund. Five hundred sixty million (560,000,000) shares are classified as Scudder-Dreman High Return Equity Fund Class A Shares; five hundred sixty million (560,000,000) shares are classified as Scudder-Dreman High Return Equity Fund Class B Shares; one hundred forty million (140,000,000) shares are classified as Scudder-Dreman High Return Equity Fund Class C Shares; one hundred forty million (140,000,000) shares are classified as Scudder-Dreman High Return Equity Fund Class I Shares; and one hundred million (100,000,000) shares are classified as Scudder-Dreman High Return Fund Institutional Class Shares; and

                  (c) Scudder-Dreman Small Cap Value Fund. Three hundred twenty million (320,000,000) shares are classified as Scudder-Dreman Small Cap Value Fund Class A Shares; three hundred twenty million (320,000,000) shares are classified as Scudder-Dreman Small Cap Value Fund Class B Shares; eighty million (80,000,000) shares are classified as Scudder-Dreman Small Cap Value Fund Class C Shares; eighty million (80,000,000) shares are classified as Scudder-Dreman Small Cap Value Fund Class I Shares; and one-hundred million (100,000,000) shares are classified as Scudder-Dreman Small Cap Value Fund Institutional Class shares.

         Such series and classes of common stock, together with any further series or classes of common stock created by the Board of Directors, are referred to herein individually as a "series" or a "class," and collectively as "series" or "classes."

         At any time when there are no shares outstanding or subscribed for a particular series or class previously established and designated herein or by the Board of Directors, the series or class may be liquidated by similar means. Each share of a series or class shall have equal rights with each other share of that series or class with respect to the assets of the Corporation pertaining to that series or class. The dividends payable to the holders of any series or class (subject to any applicable rule, regulation or order of the Securities and Exchange Commission or any other applicable law or regulation) shall be determined by the Board and need not be individually declared, but may be declared and paid in accordance with a formula adopted by the Board. Except as otherwise provided herein, all references in these Articles of Amendment and Restatement to common stock or series or classes of stock shall apply without discrimination to the shares of each series or class of stock.

         4. Series and Classes-- General. The relative preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption of each series or class of stock of the Corporation shall be as follows, unless otherwise provided in Articles Supplementary hereto:

                  (a) Voting Rights. The holder of each share of stock of the corporation shall be entitled to one vote for each full share, and a fractional vote for each fractional share of stock, irrespective of the series or class then standing in his or her name in the books of the Corporation. On any matter submitted to a vote of shareholders, all shares of the Corporation then issued and outstanding and entitled to vote, irrespective of the series or class, shall be voted in the aggregate and not by series or class except (1) when the MGCL or the Investment Company Act requires that a series or class or series or classes vote separately with respect to a given matter, the separate voting requirements of the applicable law shall govern with respect to the affected series or classes and other series and classes shall vote as a single class; and (2) unless otherwise


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required by those laws, no series or class shall vote on any matter that does not affect the interests of that series or class. Holders of shares of stock of the corporation shall not be entitled to cumulative voting in the election of directors or on any other matter.

                  (b) Assets Belonging to Series or Class. All consideration received by the Corporation for the issue of sale of stock of each series or class, together with all assets, income, earnings, profits, and proceeds thereof, including any proceeds derived from the sale, exchange or liquidation thereof, and any funds or payments derived from any reinvestment of such assets and proceeds in whatever form the same may be, shall irrevocably belong to that series or class for all purposes, subject only to the rights of creditors, and shall be so recorded upon the books of account of the Corporation. Such consideration assets, income, earnings, profits and proceeds, together with any General Asset Items (defined below) allocated to that series or class as provided in the following sentence, are herein referred to as "assets belonging to" such series or class. In the event that there are any assets, income, earnings, profits or proceeds which are not readily identifiable as belonging to any particular series or class (collectively, "General Asset Items"), such General Asset Items shall be allocated by or under the direction of the Board of Directors to and among any one or more of the series and classes established and designated from time to time in such manner and on such basis as the Board of Directors, in its sole discretion, deems fair and equitable, and any General Asset Items so allocated to a particular series or class shall belong to that series or class. Each such allocation by or under the direction of the Board of Directors shall be conclusive and binding for all purposes.

                  (c) Dividends and Distributions. The Board of Directors may from time to time declare and pay dividends or distributions, in stock or in cash, on any or all series or classes of stock; provided, such dividends or distributions on shares of any series or class of stock shall be paid only out of earnings, surplus, or other lawfully available assets belonging to such series or class.
                  The Board of Directors shall have the power in its discretion to distribute to the shareholders of the Corporation or to the shareholders of any series or class thereof in any fiscal year as dividends, including dividends designated in whole or in part as capital gain distributions, amounts sufficient, in the opinion of the Board of Directors, to enable the corporation or any series or class thereof to qualify as a "regulated investment company" under the Internal Revenue Code of 1986, as amended, or any successor or comparable statute thereto, and regulations promulgated thereunder (collectively, the "IRC"), and to avoid liability of the corporation or any series or class thereof for Federal income tax in respect of that year and to make other appropriate adjustments in connection therewith.

                  (d) Liquidation. In the event of the liquidation or dissolution of the Corporation, or of a series or class thereof, the shareholders of each series and class of the Corporation or the shareholders of the series or class that is being liquidated, shall be entitled to receive, when and as declared by the Board of Directors, the excess of the assets belonging to that series or class over the liabilities belonging to that series or class. The assets so distributable to the shareholders of any particular series or class shall be distributed among such shareholders in proportion to the number of shares of such series or class held by them and recorded on the books of the Corporation.

                  (e) Liabilities Belonging to Series or Class. The assets belonging to any series or class of stock shall be charged with the liabilities of the Corporation in respect to that series or class and with all expenses, costs, charges and reserves attributable to that series or class, and shall be so recorded upon the books of account of the Corporation. Such liabilities, expenses, costs, charges and reserves, together with any General Liability Items (defined below) allocated and charged to a series or class as provided in the following sentence, are herein referred to as "liabilities belonging to" that series or class. In the event that there are any general liabilities, expenses, costs, charges or reserves of the Corporation which are not readily identifiable as


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belonging to any particular series or class (collectively, "General Liability
Items"), such General Liability Items shall be allocated by or under the direction of the Board of Directors to and among any one or more of the series and classes established and designated from time to time in such manner and on such basis as the Board of Directors, in its sole discretion, deems fair and equitable, and any General Liability Items so allocated and charged to a particular series or class shall belong to that series or class. Each such allocation by or under the direction of the Board of Directors shall be conclusive and binding for all purposes.

                  (f) Net Asset Value. The net asset value per share of any series or class of common stock shall be the quotient obtained by dividing the value of the net assets of that series or class (being the value of the assets belonging to that series or class less the liabilities belonging to that series or class) by the total number of shares of that series or class outstanding, all as determined by or under the direction of the Board of Directors in accordance with Investment Company Act. Subject to the applicable provisions of the Investment Company Act, the Board of Directors, in its sole discretion, may prescribe and shall set forth in the By-Laws of the Corporation or in a duly adopted resolution of the Board of Directors, such bases and times for determining the value of the assets and/or liabilities belonging to, and the net asset value per share of outstanding shares of, each series and class, as the Board of Directors deems necessary or desirable. Each such determination shall conclusive and binding for all purposes.

                  (g) Conversion or Exchange Rights. Subject to compliance with the requirements of the Investment Company Act, the Board of Directors shall have the authority to provide that holders of shares of any series or class of stock shall have the right to convert or exchange said shares into shares of one or more other series or classes in accordance with such requirements and procedures as may be established by the Board of Directors. In addition, the Class B Shares of each series of the Corporation shall be convertible into Class A Shares of the same series on such terms and subject to such provisions as the Board of Directors may from time to time establish in accordance with the Investment Company Act of 1940.

                  (h) No Preemptive Rights. The holders of the shares of common stock or other securities of the Corporation shall have no preemptive rights to subscribe to new or additional shares of its common stock or other securities.

                  (i) Quorum. The presence in person or by proxy of the holders of one-third of the shares of all series and classes issued and outstanding and entitled to vote shall constitute a quorum for the transaction of any business at all meetings of the shareholders except as otherwise provided by the Investment Company Act or other applicable law, and except that where the holders of shares of any series or class are entitled to a separate vote as a series or class (a "Separate Class"), or where the holders of shares of two or more (but not all) series or classes are required to vote as a single class (a "Combined Class"), the presence in person or by proxy of the holders of one-third of the shares of that Separate Class or Combined Class, as the case may be, issued and outstanding and entitled to vote thereat, shall constitute a quorum for such vote.

                  (j) Redemption.

                  (1) Each holder of shares of a particular series or class of the Corporation's common stock shall be entitled to require the Corporation to redeem all or any part of the shares of that series or class standing in the name of the holder upon the books of the Corporation, at a redemption price per share determined pursuant to (j)(3) below. Notwithstanding the foregoing, the Corporation may postpone the date of payment of the redemption price and may suspend the right of the holders of any series or class to require the Corporation to redeem shares of that series or class during any period or at any time when and to the extent permissible by the Investment Company Act or other applicable law.



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                  (2) All shares of all series and classes shall be redeemable at the option of the Corporation. In accordance with the Investment Company Act or other applicable law, the Board of Directors may by resolution from time to time authorize the Corporation to require the redemption of all or any part of the outstanding shares of any series or class upon the sending of written notice thereof to each holder whose shares are to be redeemed, and upon such terms and conditions as the Board of Directors, in its sole discretion, deems advisable.

                  (3) The redemption price per share of a series or class of common stock shall be the net asset value per share of that series or class determined by or under the direction of the Board of Directors from time to time in accordance with the Investment Company Act or other applicable law, less such redemption fee or sales charges, if any, as may be established by the Board of Directors in its sole discretion and in accordance with the Investment Company Act or other applicable law. Payment of the redemption price shall be made in cash at such time and in such manner as may be determined by the Board of Directors from time to time in accordance with the Investment Company Act or other applicable law; provided, however, that if the Board of Directors determines, which determination shall be conclusive and binding for all purposes, that conditions exist which make payment wholly in cash unwise or undesirable, the Corporation may, to the extent and in the manner permitted by the Investment Company Act or other applicable law, make payment wholly or partly in securities or other assets belonging to the series or class of which the shares being redeemed are a part, at the value of such securities or assets used in such determination of net asset value.

                  (k) Classes. Unless otherwise expressly provided for hereunder or hereafter in any Articles Supplementary creating any additional class of any series of shares, each class of each series shall be identical in all respects, except each class of each series may be issued and sold subject to such different sales loads or charges, whether initial, deferred or contingent, or any combination thereof, and to such different expenses and fees (including, without limitation, distribution expenses under a Rule 12b-1 plan, administrative expenses under an administrative or service agreement, plan or other arrangement, and other administrative, record keeping, redemption, service or other fees, however designated), and to such different account size requirements, as the Board of Directors may from time to time establish in accordance with the Investment Company Act and other applicable law.

         FIFTH: The number of directors of the Corporation shall be such number as may from time to time be fixed by the By-Laws of the Corporation or pursuant to authorization contained in such By-Laws; provided, notwithstanding anything herein to the contrary, the board of directors shall initially consist of three
(3) directors until such time as the number of directors is fixed as stated above. The names of the directors who are currently in office and who shall act as such until their successors are duly elected and qualified are as follows:
John W. Ballantine, Lewis A. Burnham, Donald L. Dunaway, James R. Edgar, Paul K. Freeman, William F. Glavin, Jr., Richard T. Hale, Robert B. Hoffman, Shirley D. Peterson, Fred B. Renwick, William P. Sommers and John G. Weithers.

         SIXTH: Subject to the Investment Company Act, and notwithstanding any provision of Maryland law requiring the authorization of any action by a greater proportion than a majority of the total number of shares of all series and classes of common stock, or of the total number of shares of any particular series or class or series or classes of common stock entitled to vote separately, such action shall be valid and effective if authorized by the affirmative vote of the holders of a majority of the total number of shares of all series and classes outstanding and entitled to vote thereon, or of the series or class or series or classes entitled to vote separately thereon, as the case may be.

         SEVENTH: The duration of the Corporation shall be perpetual.



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         EIGHTH: The Corporation expressly reserves the right to amend, alter, change or repeal any provision contained in these Articles of Amendment and Restatement, and all rights, contract and otherwise, conferred herein upon the stockholders are granted subject to such reservation.

         NINTH: To the fullest extent permitted by the Investment Company Act and the MGCL, no director or former director and no officer or former officer of the Corporation shall be personally liable to the Corporation or its stockholders for money damages. No amendment to the Charter of the Corporation or repeal of any of its provisions shall limit or eliminate the benefits provided by this Article NINTH to directors or former directors or officers or former officers with respect to any act or omission that occurred prior to such amendment or repeal.

         TENTH: The Corporation shall be empowered to transfer some or all of its assets to any entity or entities of which all of the equity interests are owned by the Corporation at the time of transfer for the purpose of creating a masterfeeder or similar structure in accordance with the Investment Company Act of 1940, as amended, the precise structure of such transfer of assets to be determined by action of the Corporation's Board of Directors as constituted at the time such Board of Directors deems any such transfer to be advisable."

                                      THIRD
                                      -----

         The Board of Directors of the Corporation, pursuant to and in accordance with the Charter and Bylaws of the Corporation and the MGCL, duly advised the foregoing amendment and restatement of the Charter of the Corporation and the stockholders of the Corporation, pursuant to and in accordance with the Charter and Bylaws of the Corporation and the MGCL, duly approved the foregoing amendment and restatement of the Charter of the Corporation.





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         IN WITNESS WHEREOF, SCUDDER VALUE SERIES, INC. has caused these
Articles of Amendment and Restatement to be signed and acknowledged in its name and on its behalf by its President and attested to by its Secretary on this day of 12th Day of July, 2002, and its President acknowledges that these Articles of Amendment and Restatement are the act of Scudder Value Series, Inc. and he/she further acknowledges that, as to all matters or facts set forth herein which are required to be verified under oath, such matters and facts are true in all material respects to the best of his/her knowledge, information and belief, and that this statement is made under the penalties for perjury.

ATTEST:                                  SCUDDER VALUE SERIES, INC.

/s/John Millette                         By: /s/William F. Glavin, Jr.
------------------------------               ---------------------------------
John Millette                                William F. Glavin, Jr.
Secretary                                    President

















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